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                                                                       EXHIBIT 5

                                   AGREEMENT

          AGREEMENT (the "Agreement"), dated as of August 18, 1998, by and among (i) each of Apollo Investment Fund IV, L.P., a Delaware limited partnership, and Apollo Overseas Partners IV, L.P., an exempted limited partnership registered in the Cayman Islands acting through its general partner (individually and collectively with their Permitted Transferees (defined below), "Apollo"), (ii) RC Acquisition Corp., a Delaware corporation (individually and collectively with its Permitted Transferees, "RC Acquisition") and a wholly-owned subsidiary of The Bear Stearns Companies Inc., (iii) Renters Choice, Inc., a Delaware corporation (the "Company") and (iv) each other Person (defined below) who becomes a party to this Agreement in accordance with the terms hereof.

                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, this Agreement shall become effective (the "Effective Date") on the date of, and simultaneously with, the closing under the Stock Purchase Agreement, dated as of August 18, 1998, between the Company and RC Acquisition (the "Stock Purchase Agreement") pursuant to which the Company will sell and RC Acquisition will purchase 10,000 shares of Preferred Stock of the Company; and

          WHEREAS, the parties hereto desire to restrict the sale, assignment, transfer, encumbrance or other disposition of the Preferred Stock (as defined herein), and to provide for certain rights and obligations in respect to the Preferred Stock as hereinafter provided.

          NOW THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

          Section 1.1   Definitions.  As used in this Agreement, the following
                        -----------
terms have the following meanings:

          "Affiliate" as applied to any specified Person, shall mean any other
           ---------
Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person and, in the case of a Person who is an individual, shall include (i) members of such specified Person's immediate family (as defined in Instruction 2 of Item 404(a) of Regulation S-K under the Securities Act) and (ii) trusts, the trustee and all beneficiaries of which are such specified Person or members of such Person's immediate family as determined in accordance with the foregoing clause (i). For the purposes of this definition, control when used with respect to any Person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or
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otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing. Notwithstanding the foregoing, Apollo and its Affiliates shall not be deemed Affiliates of the Company for purposes of this Agreement.

          "Apollo Included Shares" shall mean those shares of Preferred Stock
           ----------------------
beneficially owned by Apollo.

          "beneficial owner" of a security shall mean any person who, directly
           ----------------
or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has (i) the power to vote, or to direct the voting of, such security or (ii) the power to dispose, or to direct the disposition of, such security.

          "Business Day" shall mean each day other than Saturdays, Sundays and
           ------------
days when commercial banks are authorized to be closed for business in New York, New York.

          "Certificates of Designations" shall mean the Certificates of
           ----------------------------
Designations of the Series A and B Preferred Stock in the forms attached as exhibits to the Stock Purchase Agreement.

          "Common Stock" shall mean the Common Stock of the Company.
           ------------

          "Company" shall have the meaning set forth in the preamble.
           -------

          "Effective Date" shall have the meaning set forth in the recitals.
           --------------

          "Notices" shall have the meaning set forth in Section 5.5.
           -------

          "Permitted Transferee" shall mean:
           --------------------

               (a) in the case of Apollo (i) any officer, director or partner of, or Person controlling, Apollo, (ii) any other Person that is (x) an Affiliate of the general partners, investment managers or investment advisors of Apollo, (y) an Affiliate of Apollo or a Permitted Transferee of an Affiliate or
(z) an investment fund, investment account or investment entity whose investment manager, investment advisor or general partner thereof is Apollo or a Permitted Transferee of Apollo or (iii) if a Permitted Transferee of a Person set forth in the foregoing clauses (i) and (ii) is an individual, (x) any spouse or issue of such individual, or any trust solely for the benefit of such individual, spouse or issue, and (y) upon such individual's death, any Person to whom Preferred Stock is transferred in accordance with the laws of descent and/or testamentary distribution, in each case in a bona fide distribution or other transaction not
                                ---- ----
intended to avoid the provisions of this Agreement;

               (b) in the case of RC Acquisition, (i) any Person that is solely controlled by RC Acquisition, (ii) any partnership in which the general partner is The Bear Stearns Companies

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Inc. or one of its Affiliates or (iii) any fund in which the manager is The Bear
Stearns Companies Inc. or one of its Affiliates; and

               (c) any Person who is a party to this Agreement.

          "Person" shall mean an individual or a corporation, limited liability
           ------
Company, partnership, trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Preferred Stock" shall mean the Series A Preferred Stock and the
           ---------------
Series B Preferred Stock issued on or prior to the Effective Date, together with any Preferred Stock issued after the Effective Date by way of a stock dividend, distribution, exchange or conversion of the Preferred Stock. "Preferred Stock" shall not include any shares of Common Stock issued as a result of conversion of Preferred Stock or otherwise.

          "RC Acquisition Included Shares" shall mean those shares of Preferred
           ------------------------------
Stock beneficially owned by RC Acquisition or any its Transferees.

          "Securities Act" shall mean the Securities Act of 1933, as amended,
           --------------
and the rules and regulations thereunder.

          "Series A Preferred Stock" shall mean the Series A Preferred Stock of
           ------------------------
the Company.

          "Series B Preferred Stock" shall mean the Series B Preferred Stock of
           ------------------------
the Company.

          "Stock Purchase Agreement" shall have the meaning set forth in the
           ------------------------
recitals.

          "Transfer" shall mean (i) when used as a noun: any direct or indirect
           --------
transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition and (ii) when used as a verb: to directly or indirectly transfer, sell, assign, pledge, hypothecate, encumber, or otherwise dispose of.

          "Transferee" shall mean any Person to whom Preferred Stock has been
           ----------
Transferred in compliance with the terms of this Agreement.


                                  ARTICLE II

                           RESTRICTIONS ON TRANSFERS

          Section 2.1    Transfers in Accordance with this Agreement.  Any
                         -------------------------------------------
attempt to Transfer, or purported Transfer of, the RC Acquisition Included Shares in violation of the terms of this Agreement shall be null and void. The Company will not register upon its books, and

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shall instruct its transfer agent not to register on its books, any such
Transfer. A copy of this Agreement shall be filed with the Secretary of the Company and the Company's transfer agent and kept with the records of the Company.

           Section 2.2   Agreement to be Bound.
                         ---------------------

     (a) RC Acquisition shall not Transfer any RC Acquisition Included Shares except to a Permitted Transferee.

     (b) No Transfer to a Permitted Transferee of RC Acquisition Included Shares as provided in the foregoing clause (a) of this Section 2.2 shall be permitted unless (i) the certificates representing such RC Acquisition Included Shares issued to the Transferee bear the legend provided in Section 2.3 and (ii) the Transferee (if not already a party hereto) has executed and delivered to each other party hereto, as a condition precedent to such Transfer, an instrument or instruments, reasonably satisfactory to the non-transferring parties hereto, confirming that the Transferee agrees to be bound by the terms of this Agreement in the same manner as RC Acquisition.

           Section 2.3    Legend.  Each outstanding certificate representing
                          ------
Apollo Included Shares or RC Acquisition Included Shares shall bear a legend reading substantially as follows:

           THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OBLIGATIONS, TO WHICH ANY TRANSFEREE AGREES BY HIS ACCEPTANCE HEREOF, AS SET FORTH IN THE AGREEMENT, DATED AS OF AUGUST 18, 1998, COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY. NO TRANSFER OF SUCH SHARES WILL BE MADE ON THE BOOKS OF THE COMPANY UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH AGREEMENTS AND BY AN AGREEMENT OF THE TRANSFEREE TO BE BOUND BY THE RESTRICTIONS SET FORTH IN SUCH AGREEMENTS.

                                  ARTICLE III

                           VOTING, CONVERSION, SALES

           Section 3.1    Powers and Rights Granted to Apollo.  During the term
                          -----------------------------------
of this agreement, Apollo shall be the sole possessor of the following stockholders' rights in the RC Acquisition Included Shares:

           (a) the right to vote the RC Acquisition Included Shares in person or by nominee, agent, attorney-in-fact or proxy at all meetings of stockholders;

           (b) the right to participate in, consent to, or ratify any corporate or stockholders' action afforded to holders of the RC Acquisition Included Shares; and

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          (c)  without limiting the foregoing, the voting rights set forth in section 4 of the Certificate f Designations, Preferences and Relative Rights and Limitations of Series A Preferred Stock, and the consent rights set forth in section 5 of the Certificate of Designations, Preferences and Relative Rights and Limitations of Series B Preferred Stock.

          Section 3.2    Conversion.  If Apollo shall at any time or from time
                         ----------
to time convert pursuant to the terms of the Certificates of Designations any shares of (i) Series A Preferred Stock into Common Stock, (ii) Series B Preferred Stock into Series A Preferred Stock, or (iii) Series B Preferred Stock into Non-Voting Common Stock, in each such case, RC Acquisition shall also convert a pro rata number of shares of its Series A Preferred Stock into Common Stock, Series B Preferred Stock into Series A Preferred Stock or Series B Preferred Stock into Non-Voting Common Stock, as the case may be. The parties understand that such pro rata number shall be equal to the product of (i) the total number of shares of the series of Preferred Stock being converted by Apollo times (ii) a fraction, the numerator of which is equal to the aggregate number of shares of such series of Preferred Stock owned by RC Acquisition and the denominator of which is equal to the total number of shares of such series of Preferred Stock owned by Apollo. Without limiting the foregoing, each party hereto agrees that if Apollo converts all of its shares of (i) Series A Preferred Stock into Common Stock, (ii) Series B Preferred Stock into Series A Preferred Stock or (iii) Series B Preferred Stock into Non-Voting Common Stock, as the case may be, then all other parties shall also convert all of their shares of such series of Preferred Stock. For example, if Apollo elects to convert all of its shares of Series B Preferred Stock into Series A Preferred Stock, then RC Acquisition shall convert all of its shares of Series B Preferred Stock into Series A Preferred Stock. Notwithstanding the foregoing, RC Acquisition may elect to convert the RC Acquisition Included Shares as provided in the Certificates of Designations.

          Section 3.3    Non-Revocable; Further Assurance.  The rights granted
                         --------------------------------
to Apollo under Sections 3.1, 3.2 and 3.5 shall not be revocable and shall survive (i) any Transfer by RC Acquisition of its Preferred Stock and (ii) the conversion of the Series B Preferred Stock into Series A Preferred Stock. Further, each party agrees to take all further acts necessary, if any, to convey to Apollo the voting, consent and approval rights intended to be conveyed to it under Sections 3.1 and 3.2, including, without limitation, executing a proxy or entering into a voting trust or other agreement.

          Section 3.4    Tag-Along Rights.
                         ----------------

          (a) If Apollo at any time or from time to time, enters into an agreement to transfer, sell or otherwise dispose of, directly or indirectly (a "Tag-Along Sale"), any shares of Apollo Included Shares to a Third Party (as hereinafter defined), then RC Acquisition shall have the right, but not the obligation, to participate in such Tag-Along Sale by selling up to the number of shares of such series of Preferred Stock owned by RC Acquisition (the "RC Acquisition Allotment") equal to the product of (i) the total number of shares of such series of Preferred Stock proposed to be sold by Apollo in the Tag-Along Sale times (ii) a fraction, the numerator of which is equal to the

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aggregate number of shares of such series of Preferred Stock owned by RC
Acquisition immediately prior to the Tag-Along Sale and the denominator of which is equal to the total number of shares of such series of Preferred Stock owned by Apollo. RC Acquisition understands and agrees that it has the right to include in a Tag-Along Sale only the particular series of Preferred Stock that Apollo is proposing to transfer, and then only to the extent provided above.

               Any such sales by RC Acquisition shall be on the same terms and conditions as the proposed Tag-Along Sale by Apollo; provided, however, any indemnification required to be given by RC Acquisition shall not be joint and several with Apollo and shall be limited to the extent of the proceeds received by RC Acquisition in such sale.

          (b) The foregoing notwithstanding, this Section 3.4 shall not apply to any sale of shares of Preferred Stock distributed to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act").

          (c) Apollo shall provide RC Acquisition with written notice (the "Sale Notice") prior to such Tag-Along Sale. Such notice shall set forth: (i) the name and address of the proposed transferee or purchaser; (ii) the number of shares proposed to be sold or transferred; and (iii) the proposed amount and form of consideration to be received for such shares and the terms and conditions of payment offered by the proposed transferee or purchaser.

               RC Acquisition shall provide written notice (the "Tag-Along Notice") to Apollo within 10 days after receiving the Sale Notice. The Tag-Along Notice shall set forth the number of shares owned by RC Acquisition, if any, that RC Acquisition elects to include in the Tag-Along Sale, which shall not exceed the RC Acquisition Allotment calculated pursuant to Section 3.3(a) above.

               The Tag-Along Notice given by RC Acquisition shall constitute its binding agreement to sell such shares on the terms and conditions applicable to such sale.

               If the Tag-Along Notice is not received by Apollo within the 10-day period specified above, Apollo shall have the right to sell or otherwise transfer the Preferred Stock to the proposed purchaser or transferee without any participation by RC Acquisition, but only on the terms and conditions stated in the Sale Notice and only if such sale occurs not later than 90 days after the Notice Date.

          (d) "Third Party" means any person or entity other than a Permitted Transferee of Apollo.

          Section 3.5    Drag-Along Rights.  In connection with a sale by Apollo
                         -----------------
of its Preferred Stock to a Third Party, Apollo shall be entitled to cause RC Acquisition to sell in such sale to such Third Party upon the same terms and conditions as the sale by Apollo to such Third Party up to the number of shares of such series of Preferred Stock owned by RC Acquisition equal to the

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product of (i) the total number of shares of such series of Preferred Stock proposed to be sold by Apollo in such sale to such Third Party times (ii) a fraction, the numerator of which is equal to the aggregate number of shares of such series of Preferred Stock owned by RC Acquisition immediately prior to such sale by Apollo to such Third Party and the denominator of which is equal to the total number of shares of such series of Preferred Stock owned by Apollo. Provided, however, any indemnification required to be given by RC Acquisition in connection with a drag-along sale shall not be joint and several with Apollo and shall be limited to the extent of the proceeds received by RC Acquisition in such sale. Notwithstanding the foregoing, RC Acquisition may elect to convert the RC Acquisition Included Shares as provided in the Certificates of Designations.


                                  ARTICLE IV

                                  TERMINATION

          Section 4.1    Termination.  Except as otherwise provided herein with
                         -----------
respect to certain specific provisions, this Agreement shall terminate upon the earlier to occur of:

                  (i)    the mutual agreement of the parties hereto,

                  (ii) with respect to any party hereto, such party ceasing to own any Preferred Stock, or

                  (iii)  on the eleventh anniversary of the Effective Date.


                                   ARTICLE V

                                 MISCELLANEOUS

          Section 5.1    No Inconsistent Agreements.   RC Acquisition represents
                         --------------------------
and agrees that, as of the Effective Date, there is no (and from and after the Effective Date it will not, and will cause its respective Subsidiaries and Affiliates not to, enter into any) agreement with respect to any securities of the Company or any of its Subsidiaries (and from and after the Effective Date RC Acquisition shall not take, or permit any of its Subsidiaries or Affiliates to take, any action) that is inconsistent in any material respect with the rights granted to Apollo in this Agreement.

          Section 5.2    Successors and Assigns.  This Agreement shall be
                         ----------------------
binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns; provided that neither this
                                             --------
Agreement nor any rights or obligations hereunder may be transferred or assigned by Apollo or RC Acquisition except to any Person to whom it has Transferred Preferred Stock in compliance with this Agreement and who has become bound by this Agreement pursuant to Section 2.2 hereof.

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

          Section 5.3    Amendments.  This Agreement may not be amended or
                         ----------
modified, nor may any provision hereof be waived, other than by a written instrument signed by the parties hereto.

          Section 5.4    Notices.  All notices, demands, requests, consents or
                         -------
approvals (collectively, "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally delivered or mailed, registered or certified, return receipt requested, postage prepaid (or by a substantially similar method), or delivered by a reputable overnight courier service with charges prepaid, or transmitted by hand delivery or facsimile, addressed as set forth below, or such other address (and with such other copy) as such party shall have specified most recently by written notice. Notice shall be deemed given or delivered on the date of service or transmission if personally served or transmitted by facsimile. Notice otherwise sent as provided herein shall be deemed given or delivered on the third business day following the date mailed or on the next business day following delivery of such notice to a reputable overnight courier service.

          To Apollo:

               Apollo Investment Fund IV, L.P. and/or
               Apollo Overseas Partners IV, L.P.
               c/o Apollo Management IV, L.P.
               1999 Avenue of the Stars, Suite 1900
               Los Angeles, California  90067
               Attn:  Michael D. Weiner
               Facsimile: (310)201-4166

          with a copy (which shall not constitute notice) to:

               Morgan, Lewis & Bockius LLP
               300 South Grand Avenue, Suite 2200
               Los Angeles, California  90071
               Attn:  John F. Hartigan, Esq.
               Fax:   (213)612-2554

          To RC Acquisition:

               The Bear Stearns Companies Inc.
               c/o RC Acquisition Corp.
               245 Park Avenue
               New York, New York
               Attn:  John Howard
               Fax:   (212) 272-7425

          with a copy (which shall not constitute notice) to:

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               Latham & Watkins
               885 3rd Avenue, Suite 1000
               New York, New York  10022
               Attn: Roger H. Kimmel
               Fax:  (212) 751-4864

          Section 5.5    Governing Law.  This Agreement shall be governed by and
                         -------------
construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflict of laws, except as to matters of corporate governance, which shall be interpreted in accordance with the General Corporation Law of the
State of Delaware.   Each party hereto consents to the non-exclusive
jurisdiction of the federal and state courts within the State of New York.

          Section 5.6    Section Headings.  The section headings contained in
                         ----------------
this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          Section 5.7    Entire Agreement.  This Agreement constitutes the
                         ----------------
entire agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersedes any and all prior agreements and understandings, written or oral, relating to the subject matter hereof.

          Section 5.8    Severability.  Any term or provision of this Agreement
                         ------------
which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdictions, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

          Section 5.9    Counterparts.  This Agreement may be signed in
                         ------------
counterparts, each of which shall constitute an original and which together shall constitute one and the same agreement.

                                    *  *  *

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              APOLLO INVESTMENT FUND IV., L.P.
                              a Delaware limited partnership

                              By:   Apollo Advisors IV, L.P.
                                    its General Partner

                                    By:  Apollo Capital Management IV, Inc.
                                         its General Partner

                                         By:    ____________________________
                                         Name:  ____________________________
                                         Title: ____________________________

                              APOLLO OVERSEAS PARTNERS IV, L.P.
                              an exempted limited partnership registered in the Cayman Islands

                              By:   Apollo Advisors IV, L.P.
                                    its Managing Partner

                                    By:  Apollo Capital Management IV, Inc.
                                         its General Partner

                                         By:    ____________________________
                                         Name:  ____________________________
                                         Title: ____________________________


                              RC ACQUISITION CORP.
                              a Delaware corporation

                              By:    __________________________
                              Name:  __________________________
                              Title: __________________________


                              RENTERS CHOICE, INC.
                              a Delaware corporation

                              By:    __________________________
                              Name:  __________________________
                              Title: __________________________

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